EXHIBIT 10.17

ADDENDUM TO LEASE

Landlord:	5104 L.L.C.

Tenant:	iSECUREtrac, Inc.

Lease Date:	September _________, 2004

The parties amend the lease as follows:

1.	Section 3 Term is amended to extend the term of the Lease to December 31, 2009.

2.
Section 4 Base Rent is amended to provide that Base Rent for the period of November 1, 2007 through October 31, 2008 shall be 3% in excess of the Base Rent for the period November 1, 2006 through October 31, 2007. Base Rent for the period November 1, 2008 through termination of the Lease on December 31, 2009 shall be 3% in excess of the Base Rent for the period November 1, 2007 through October 31, 2008.

3.	As amended herein the Lease is and shall remain in full force and effect in accordance with its terms.

Dated: December 18, 2006

Landlord: 5104 L.L.C.	Tenant: iSECUREtrac, Inc.

By: /s/ Rick L. Scott	By: /s/ David G. Vana
Rick L. Scott Its Manager	Its CFO